As filed with the Securities and Exchange Commission on September 30, 1997
                                                        Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)
       Pennsylvania                                        23-0970240
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization
                                  P.O. Box 8699
                               2301 Market Street
                             Philadelphia, PA 19101
               (Address of principal executive offices) (Zip Code)


                    PECO ENERGY COMPANY EMPLOYEE SAVINGS PLAN
                            (Full title of the plan)

                               J. Barry Mitchell,
                     Vice President - Finance and Treasurer
                               PECO Energy Company
                                  P.O. Box 8699
                               2301 Market Street
                             Philadelphia, PA 19101
                     (Name and address of agent for service)
                                 (215) 841-4000
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                 JAMES W. DURHAM, ESQ. BRIAN J. DOUGHERTY, ESQ.
      Senior Vice President and General Counsel Morgan, Lewis & Bockius LLP
                       P.O. Box 8699 2000 One Logan Square
                    2301 Market Street Philadelphia, PA 19103
                      Philadelphia, PA 19101 (215) 963-4833
                                 (215) 841-4000


                         CALCULATION OF REGISTRATION FEE

Title of securities to be registered
Common Stock, no par value

Amount to be registered (1)
1,000,000 shs

Proposed maximum
offering price
per share (2)
100%

Proposed maximum
aggregate
offering price (2)
$23.44

Amount of
registration fee (3)
$7,103.03

See footnotes on next page.

(1) This registration statement covers shares of Common Stock of PECO Energy Company which may be offered or sold pursuant to the PECO Energy Company Employee Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on September 25, 1997, as reported on the New York Stock Exchange.

     (3) Calculated pursuant to Section 6(b) as follows: 1/33 of one percent of the proposed maximum aggregate offering price.

PART I

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the SEC pursuant to Section 13 of the Exchange Act by PECO Energy (File No. 1-1401) are incorporated herein by reference:

1.PECO Energy's Annual Report on Form 10-K for the year ended December 31, 1996 2.PECO Energy's Quarterly Report on Form 10-Q for the quarter ended March 31,
  1997 and June 30, 1997;  and
3.PECO Energy's Current Reports on Form 8-K dated January 23, 1997, January
  24, 1997,  January 30, 1997,  February  21, 1997,  February 27, 1997,  March
  25,1997,  April 1, 1997, April 14, 1997, April 25, 1997, May 8, 1997, May 12,
  1997, May 22, 1997,  June 23, 1997,  June 24, 1997, July 10, 1997, July 18,
  1997, July 30, 1997, August 13, 1997 and August 27, 1997.

     Each document filed subsequent to the date of this registration statement by the Company or the PECO Energy Company Employee Savings Plan (the "Plan") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering shall be deemed to be incorporated by reference in this registration statement and shall be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.




Item 6.  Indemnification of Directors and Officers.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute.

     Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

     PECO Energy's Bylaws provide that PECO Energy is obligated to indemnify directors and officers and other persons designated by the Board of Directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. The Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from PECO Energy of a personal benefit to which the recipient is not legally entitled.

     As permitted by PBCL Section 1713, PECO Energy's Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of PECO Energy or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL
Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

     PECO Energy has purchased directors' and officers' liability insurance.


Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                              Exhibit


 5.1     Opinion re legality (Common Stock of Registrant)

 5.2     Internal Revenue Service Determination Letter dated May 17, 1995

23.1     Consent of Morgan, Lewis & Bockius, LLP (included in Exhibit 5)

23.2     Consent of Coopers & Lybrand L.L.P.

24       Powers of Attorney

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 30th day of September 1997.

PECO ENERGY COMPANY


By:      /s/ C.A. McNeill, Jr.
C.A. McNeill, Jr.
Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. A. McNeill, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

--------------------- -----------------------------------------  ---------------

Signature                              Capacity                          Date
---------------------- ----------------------------------------- ---------------
---------------------- ----------------------------------------- ---------------


---------------------- ----------------------------------------- ---------------
---------------------- ----------------------------------------- ---------------

/s/ C. A. McNeill, Jr.  Chairman of the Board of Directors,       Sept. 30, 1997
C.A. McNeill, Jr.       President and Chief Executive Officer
                        (Principal Executive Officer)
---------------------- ----------------------------------------- ---------------
---------------------- ----------------------------------------- ---------------

/s/ K. G. Lawrence      Senior Vice President - Finance and       Sept. 30, 1997
K. G. Lawrence          Chief Financial Officer (Principal
                        Financial and Accounting Officer)
---------------------- ----------------------------------------- ---------------

--------------------------------------------------------------------------------
     This registration statement has also been signed by C. A. McNeill, Jr., Attorney-in-Fact, on behalf of the following Directors on the date indicated:
--------------------------------------------------------------------------------

Susan W. Catherwood                 James A. Hagen
Daniel L. Cooper                    Kinnaird R. McKee
M. Walter D'Alessio                 Joseph J. McLaughlin
G. Fred DiBona, Jr.                 John M. Palms
R. Keith Elliott                    Joseph F. Paquette, Jr.
Richard G. Gilmore                  Ronald Rubin
Richard H. Glanton                  Robert Subin


By:      /s/ C. A. McNeill, Jr.                    September 30, 1997
C. A. McNeill, Jr.
(Attorney-in-Fact)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on September 30, 1997.

PECO ENERGY COMPANY EMPLOYEE SAVINGS PLAN


By:      /s/ J. Barry Mitchell

             J. Barry Mitchell
             Vice President - Finance
              and Treasurer

         INDEX TO EXHIBITS



                                                              Sequentially
Exhibit                                                           Numbered
Number     Exhibit                                                    Page

 5.1  Opinion re legality (Common Stock of Registrant)                   8

 5.2  Internal Revenue Service Determination Letter dated May 17, 1995   9

23.1  Consent of Morgan, Lewis & Bockius, LLP (included in Exhibit 5)    8

23.2  Consent of Coopers & Lybrand L.L.P.                               11

24    Powers of Attorney                                                12